Quotesmith.com Reports Year-End 2003 and Fourth-Quarter Financial Results

     -- Full Year Net Loss Declined to $1.3 Million from $2.7 Million in 2002 -- Full Year Revenues Declined 9.6 Percent on 17 Percent Overall Expense
        Reduction
     -- Q4 Net Loss of $241,000 vs. $872,000 Net Loss in Q4 of 2002
     -- 2004 Profit Guidance Reaffirmed

    DARIEN, Ill., Feb. 4 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq: QUOT), the online insurance broker that provides instant quotes from more than 200 leading insurance companies and enables visitors to buy from the company of their choice, today announced financial results for the fourth quarter and year ended December 31, 2003.
    "2003 was a mixed-bag year for us," said Robert Bland, chairman and CEO. "Lower than expected term life commission revenue in the fourth quarter masked the progress we have made with improving the efficiency of our online order fulfillment systems. We were able to slash our operations costs by over $4 million in 2003 as compared to 2002 and we are now confident that our business model is poised for growth, profitability and scalability in 2004."
    Phil Perillo, chief financial officer, remarked, "Even though our 2003 revenue was down almost 10 percent from last year, we were able to narrow the net loss by more than $1.4 million. We believe that our ability now to fulfill orders online, over the phone or by mail will finally complete our journey to profitability in 2004."

    Financial Results
    Quotesmith.com reported revenues of $2.2 million for the fourth quarter of 2003, down $119,000 from the figure posted in the same quarter last year. Total expenses in the fourth quarter of 2003 were $761,000 less than the same quarter of 2002. The net loss for the fourth quarter of 2003 was $241,000, or $.05 per share, as compared to a net loss $873,000, or $.18 per share, in the same period last year.
    For the year ended December 31, 2003, the Company reported revenues of $9.7 million compared to revenues of $10.8 million last year. Total expenses for the year decreased $2.4 million despite a $1.8 million increase in advertising expenditures. Investment income, consisting of interest and realized gains, increased $102,000 over the prior year. The Company recorded a net loss of $1.28 million, or $0.26 per share, in 2003 compared to a loss of $2.73 million, or $0.55 per share, in 2002.
    Cash and investments at December 31, 2003 amounted to $15.2 million, or $3.07 per share, vs. $16.3 million at year-end 2002.

    Business Outlook
    Quotesmith.com is today reaffirming the 2004 financial guidance that was released December 12, 2003, which projected 2004 revenues of $11 to $13 million, a net profit of $750,000 to $1,000,000, and year-end cash and investments of $15 to $16.5 million. Quotesmith.com believes that its current capital structure is adequate to reach profitability without the necessity of additional debt or equity financing.
    This guidance, which is subject to change, is based upon a wide range of business factors and assumptions known or believed to be true by the Company as of this date. Quotesmith.com does not confirm or update its financial projections except in compliance with Regulation FD nor does the Company provide confirmation or update of its financial targets except through public announcements.

    About Quotesmith.com
    Originally founded in 1984 as Quotesmith Corporation, Quotesmith.com owns and operates a comprehensive online consumer insurance information service at www.insure.com . Visitors to the Company's Web sites are able to obtain instant quotes from more than 200 leading insurers, achieve maximum savings and have the freedom to buy from any company shown. Insure.com also plays home to over 3,000 originally authored articles on various insurance topics and also provides consumer insurance decision-making tools that are not available from any other single source. Quotesmith.com also provides personalized insurance brokerage and policy placement services for its customers. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

    Cautions about Forward-Looking Statements
    This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, declines in the life insurance industry, level of acceptance of purchasing insurance over the Internet by consumers, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, competition, the evolving nature of its business model, the increasingly competitive online commerce environment, dependence on continuing growth of online commerce, risks associated with capacity constraints and the management of growth as well as the risks associated with potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, both of which are on file with the United States Securities and Exchange Commission. Quotesmith.com, insure.com, LTCompare and QuotesmithPro are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. Copyright 2003. All rights reserved. Quotesmith.com, Inc.

                             QUOTESMITH.COM, INC.
                           STATEMENT OF OPERATIONS
                    (In thousands, except per share data)
                                 (Unaudited)

                               Quarter Ended               Year Ended
                                December 31,               December 31,
                             2003         2002         2003         2002
    Revenues:
      Commissions and fees  $2,222       $2,339       $9,718      $10,632
      Other                      3            5           19          145
    Total revenues           2,225        2,344        9,737       10,777
    Expenses:
      Selling & marketing    1,001        1,035        4,735        2,912
      Operations               749        1,529        3,394        7,756
      General & admin.         803          749        3,349        3,194
    Total expenses           2,553        3,313       11,478       13,862
    Operating loss            (328)        (969)      (1,741)      (3,085)
    Investment income           87           97          460          359
    Net loss                 $(241)       $(872)     $(1,281)     $(2,726)
    Net loss per common
     share, basic and
     diluted                $(0.05)      $(0.18)      $(0.26)      $(0.55)
    Weighted average common
     shares and equivalents
     outstanding, basic and
     diluted                 4,937        4,900        4,917        4,964

                         SELECTED BALANCE SHEET DATA
                                (In thousands)
                                                  December 31,  December 31,
                                                      2003          2002
    Cash and equivalents                                $677         $1,640
    Investments                                       14,550         14,668
    Commissions receivable                             1,062          1,126
    Other assets                                       1,237          2,125
    Total assets                                     $17,526        $19,559
    Total current liabilities                           $760         $1,429
    Total liabilities                                    760          1,464
    Total stockholders' equity                        16,766         18,095
    Total liabilities &
     stockholders' equity                            $17,526        $19,559

SOURCE  Quotesmith.com, Inc.
    -0-                             02/04/2004
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, +1-630-515-0170, ext. 295, phil@insure.com /
    /Web site:  http://www.quotesmith.com /
    (QUOT)
CO:  Quotesmith.com, Inc.
ST:  Illinois
IN:  INS FIN MLM
SU:  ERN ERP